UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 23, 2005, the Compensation Committee of the Registrant’s Board of Directors conducted its annual market review of executive compensation and adjusted the base salary of and granted bonuses to certain named executive officers. The annual base salary of Bhaskar Gorti, the Registrant’s Sr. Vice President of Marketing, Alliances and Business Development, has been adjusted to $260,000 and his target bonus was increased to 75% of such base salary. Additionally, the annual base salary of Marc Aronson, the Registrant’s Sr. Vice President of Engineering, has been adjusted to $255,000.

The Compensation Committee also awarded one time bonuses to Mr. Aronson and Steve Zielenski, the Registrant’s Sr. Vice President of Global Sales and Services. Mr. Aronson was awarded a special one time bonus of $20,000 and Mr. Zielenski was awarded a bonus in the amount of $25,000.

In addition to the foregoing, on March 23, 2005, the Compensation Committee awarded restricted stock units to the members of the Registrant’s executive staff under the Registrant’s 1999 Stock Incentive Plan. The awards are in lieu of cash bonuses under the Registrant’s FY06 executive bonus plan. The number of units awarded to each executive is based on the executive’s target bonus and a valuation of the Registrant’s stock at 120% of its fair market value on the first day of Registrant’s FY06 business period. Each restricted stock unit will entitle the executive to one share of the Registrant’s common stock at the time of vesting. The restricted stock units will vest in full upon the earlier of (i) the Registrant’s attainment of the fiscal year 2006 financial plan, provided the executive remains in the Registrant’s service through the end of the 2006 fiscal year, or (ii) the executive’s completion of five (5) years of service measured from the award date of March 23, 2005. The shares of common stock subject to the restricted stock units will vest immediately on an accelerated basis should there occur a change in control or ownership of the Registrant in which those restricted stock units are not assumed by the acquiring entity or replaced with a cash incentive program pursuant to which the cash value shares of the underlying common stock at the time of the change in control or ownership will be distributed in accordance with the same vesting schedule as in effect for the restricted stock units. Furthermore, that the vesting acceleration provisions of any change in control severance agreement in effect between the Registrant and the executive at the time of his cessation of service will apply to his restricted stock units should such cessation of service occur under circumstances which entitle him to severance benefits under that agreement. The remaining terms and conditions governing the restricted stock units will be as set forth in the form of Restricted Stock Unit Agreement attached hereto as Exhibit 99.1.

Restricted Stock Unit Awards

Name	Amount
Marc Aronson	37,677
Larry Bercovich	33,245
Bhaskar Gorti	57,624
Doug Harr	21,868
Ron Kisling	32,506
David S. Labuda	79,787
Scott Sullivan	33,245
Steve Zielenski	53,191

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 23, 2005 the Registrant’s Board of Directors appointed Mr. David Labuda, the Registrant’s Chief Executive Officer, to serve as a member of the Board of Directors, as long as he remains the Registrant’s Chief Executive Officer. Mr. Labuda will chair the Registrant’s Stock Committee.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1    Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: March 29, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Restricted Stock Unit Agreement